SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2007
(October 26, 2007)

BAUSCH & LOMB INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

New York	1-4105	16-0345235
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

One Bausch & Lomb Place

Rochester, NY 14604-2701

(Address of principal executive offices)

(585) 338-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On October 26, 2007, Bausch & Lomb Incorporated announced that affiliates of Warburg Pincus LLC had completed the acquisition of the Company.  Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of May 16, 2007 (the “Merger Agreement”), among Bausch & Lomb, Parent and Merger Sub, Merger Sub was merged with and into Bausch & Lomb, with Bausch & Lomb being the surviving corporation (the “Merger”).  As a result of the Merger, Bausch & Lomb became a wholly-owned subsidiary of Parent, which is controlled by Warburg Pincus.

Parent financed the transaction with equity contributions from Warburg Pincus and certain co-investors (the “Co-Investors”) and cash on hand at Bausch & Lomb, along with a new $1,200 million senior secured term loan facility, a new €408,670,931.06 senior secured term loan facility, a new $300 million senior secured delayed draw term loan facility, none of which was drawn at the closing, a new senior secured revolving credit facility providing financing of up to $500 million, and the private placement of $650 million aggregate principal amount of 9⅞% senior notes due 2015 (the “senior notes”).

DEFINITIONS

Unless otherwise noted or indicated by the context, in this current report on Form 8-K:

•                  The terms “Bausch & Lomb,”  “Company,” “we,” “us,” and “our,” refer to Bausch & Lomb Incorporated.

•                  The term “Parent” refers to WP Prism Inc. (f/k/a WP Prism LLC), a Delaware corporation, which is controlled by Warburg Pincus.

•                  The term “Merger Sub” refers to WP Prism Merger Sub Inc., a New York corporation and wholly owned subsidiary of Parent.

•                  The term “Transactions” refers to the Merger and related financing transactions.

•                  The term “Warburg Pincus” refers to investment funds affiliated with Warburg Pincus LLC which, together with the Co-Investors, provided the equity investment to fund a portion of the Transactions.

•                  The term “closing date”  refers to the date of the closing of the Merger.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include statements concerning plans, objectives, goals, projections, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. When used in this discussion, the words ‘‘anticipate,’’ ‘‘appears,’’ ‘‘foresee,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘estimate,’’ ‘‘project,’’ ‘‘will,’’ ‘‘are likely’’ and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this current report on Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve predictions of our future performance, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Forward-looking statements are subject to risks and uncertainties including, without limitation:

•                  our inability to achieve our various marketing and selling objectives or to manage expenses;

•                  our inability to recoup lost lens care market share following the MoistureLoc recall;

•                  the amount of costs, fees, expenses and charges related to the MoistureLoc recall and related litigation;

•                  changes in market acceptance of products offered by us or the industry following recalls or other regulatory actions;

•                  changes in the competitive landscape;

•                  general global and local economic, political and sociological conditions including, without limitation, periods of localized disease outbreak and the effect on economic, commercial, social and political systems caused by natural disasters (such as, without limitation, earthquakes, hurricanes/typhoons, tornadoes and tsunamis) and changes in such conditions;

•                  the impact of competition, seasonality and general economic conditions in the global lens and lens care, ophthalmic cataract and refractive and pharmaceutical markets where our businesses compete;

•                  effects of war or terrorism;

•                  changing currency exchange rates;

•                  the general political climate existing between and within countries throughout the world;

•                  events affecting our ability to timely deliver our products to customers, including those which affect our carriers’ ability to perform delivery services;

•                  changing trends in practitioner and consumer preferences and tastes;

•                  changes in technology and medical developments relating to the use of our products;

•                  competitive conditions, including entries into our lines of business by new or existing competitors, some of whom may possess resources equal to or greater than our own;

•                  the impact of product performance or failure on our other products and lines of business;

•                  success of our compliance initiatives to detect and prevent violations of law or regulations;

•                  the results of pending or future investigations by us of our alleged failure to comply with applicable laws or regulations;

•                  legal proceedings initiated by or against us, including those related to securities and corporate governance matters, products and product liability, tax matters, commercial transactions, patents and other intellectual property, whether in the United States or elsewhere throughout the world;

•                  the impact of our performance on our financing costs;

•                  enactment of new legislation or regulations or changes in application or interpretation of existing legislation or regulations that affect us;

•                  changes in government regulation of our products and operations;

•                  our compliance with, and changes in governmental laws and regulations relating to the import and export of products;

•                  government pricing changes and initiatives with respect to healthcare products in the United States and throughout the world;

•                  changes in private and regulatory schemes providing for the reimbursement of patient medical expenses;

•                  changes in our credit ratings or the cost of access to sources of liquidity;

•                  our ability to maintain positive relationships with third-party financing sources;

•                  the financial well-being and commercial success of key customers, development partners and suppliers;

•                  changes in the availability of and other aspects surrounding the supply of raw materials used in the manufacture of our products;

•                  the performance by third parties upon whom we rely for the provision of goods or services;

•                  changes in tax rates or policies or in rates of inflation;

•                  the uncertainty surrounding the future realization of deferred tax assets;

•                  changes in accounting principles and the application of such principles to us;

•                  our ability to successfully execute marketing strategies;

•                  our ability to secure and maintain intellectual property protections, including patent rights, with respect to key technologies in the United States and throughout the world;

•                  our ability to secure and maintain copyright protections relative to our customer-valued names, trademarks, trade names and other designations in the United States and throughout the world;

•                  the extent to which our investment in research and development yields innovative, commercial, marketable technological developments;

•                  difficulties or delays in the development, laboratory and clinical testing, regulatory approval, manufacturing, release or marketing of products;

•                  the successful completion and integration of our acquisitions;

•                  the successful relocation of certain manufacturing processes;

•                  our implementation of changes in internal controls;

•                  the occurrence of any material weakness or significant deficiency in our internal controls over financial reporting, which could result in a material misstatement of our financial statements, and our ability to correct any such weakness;

•                  our success in continuing to introduce and implement our enterprise-wide information technology initiatives, including the corresponding impact on internal controls and reporting;

•                  the effect of changes within our organization, including the selection and development of our management team;

•                  the effects on us of incurring a substantial amount of indebtedness under our new senior secured credit facilities and new unsecured indebtedness;

•                  the effects on us of complying with the covenants contained in our new senior secured credit facilities and our new unsecured indebtedness;

•                  restrictions that the terms and conditions of our new senior secured credit facilities or our new unsecured indebtedness may place on our ability to respond to changes in our business or to take certain actions;

•                  the effects on us and our business of the Merger, including our ability to retain employees; and

•                  the outcome of legal proceedings instituted against us and others that have been or may be instituted following announcement of the Merger Agreement.

We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this current report on Form 8-K or to reflect the occurrence of unanticipated events.

Item 1.01   Entry into a Material Definitive Agreement.

1.  New Senior Secured Credit Facilities

Overview

On October 26, 2007, in connection with the Transactions, we entered into a credit agreement and related security and other agreements with a syndicate of financial institutions and other institutional lenders and with Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. as joint bookrunners, Credit Suisse as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. as joint lead arrangers, JPMorgan Chase Bank, N.A as syndication agent, and Bank of America, N.A. and Citibank, N.A. as co-documentation agents.

The credit agreement provides for:

(1) a senior secured term loan facility in an aggregate principal amount equal to $1,200 million;

(2) a senior secured term loan facility in an aggregate principal amount equal to €408,670,931.06;

(3) a $300 million senior secured delayed draw term loan facility; and

(4) a $500 million senior secured revolving credit facility.

We refer to our senior secured term loan facilities, our senior secured delayed draw term loan facility and our senior secured revolving credit facility collectively as the ‘‘new senior secured credit facilities.’’

The full amount available under our senior secured term loan facilities was borrowed on October 26, 2007 in connection with the closing of the Transactions. We may borrow additional funds under the senior secured delayed draw term loan facility between the closing of the Transactions and December 31, 2009. The senior secured revolving credit facility includes a $200 million sub-facility for letters of credit and a $50 million sub-facility for borrowings on same-day notice, or swingline loans, and is available in U.S. dollars, Canadian dollars, euros, British pounds sterling, Japanese yen and other currencies to be agreed.

We have the right at any time, under our new senior secured credit facilities, to request an amount of additional term loans or additional revolving credit facility commitments up to $350 million. The lenders under these facilities are not under any obligation to provide any such additional loans or commitments, and any additional loans or increase in commitments are subject to customary conditions precedent.

On October 26, 2007, Bausch & Lomb issued a press release announcing the final results of its tender offers and consent solicitations for its outstanding 6.95% Senior Notes due 2007, 5.90% Senior Notes due 2008, 6.56% Medium-Term Notes due 2026, 7.125% Debentures due 2028, 2004 Senior Convertible Securities due 2023 and Floating Rate Convertible Senior Notes due 2023.  A copy of the press release was filed with the Securities and Exchange Commission (“SEC”) on October 26, 2007 as Exhibit 99.3 to a Current Report on Form 8-K.

Interest Rate and Fees

 Borrowings under our new senior secured credit facilities bear interest at a rate per annum equal to an applicable margin plus, at our option, either (1) if the loans are made in U.S. dollars, (a) the adjusted London interbank offer rate or (b) a base rate determined by reference to the greater of (i) the prime rate and (ii) the federal funds effective rate plus ½ of 1% or (2) if the loans are made in any other currency, the adjusted interbank offer rate for such currency. Swingline loans made under our senior secured revolving credit facility bear interest equal to an applicable margin plus the base rate.

The initial applicable margin for borrowings under (1) our new senior secured term loan facilities will be 2.25% with respect to base rate borrowings and 3.25% with respect to LIBOR or EURIBOR borrowings and (2) our new senior secured revolving credit facility will be 1.75% with respect to base rate borrowings and 2.75% with respect to LIBOR or EURIBOR borrowings. The applicable margin under our new senior secured credit facilities may be reduced based on our achievement of certain performance goals.

In addition to paying interest on outstanding principal under our new senior secured credit facilities, we are required to pay (1) a facility fee to the lenders under the senior secured revolving credit facility in respect of the outstanding commitments thereunder at an initial rate equal to 0.50% per annum, subject to reduction based on our achievement of certain performance goals and (2) a commitment fee to the lenders under the senior secured delayed draw term loan facility in respect of the unutilized commitments thereunder at an initial rate of 1.00% per annum increasing incrementally on a semiannual basis to 2.00% per annum on the 18-month anniversary of the closing of the Transactions. We must also pay customary letter of credit and agency fees.

Mandatory Repayments

The credit agreement governing our new senior secured credit facilities requires us to prepay outstanding term loans and delayed draw term loans, subject to certain exceptions, with: (1) after our first full fiscal year after closing, 50% (which percentage will be reduced to 25% if our senior secured leverage ratio is less than a specified ratio and will be reduced to 0% if our senior secured leverage ratio is less than a specified ratio) of our annual excess cash flow (as defined in our new senior secured credit facilities), (2) 100% (which percentage will be reduced to 75% if our senior secured leverage ratio is less than a specified ratio) of the net cash proceeds of certain non-ordinary course asset sales and casualty and condemnation events, if we do not reinvest those proceeds in assets to be used in our business or to make certain other permitted investments and (3) 100% of the net cash proceeds of any incurrence of debt other than debt permitted under our new senior secured credit facilities.

Voluntary Repayments

We may voluntarily prepay outstanding loans under our senior secured credit facilities at any time without premium or penalty, other than customary ‘‘breakage’’ costs with respect to LIBOR or EURIBOR loans and a 1% prepayment premium for any term loans prepaid with one year of the closing of the Transactions with the proceeds of any new term loans containing an applicable margin less than the initial applicable margins set forth above.

Amortization and Final Maturity

Our senior secured term loan facilities and senior secured delayed draw term loan facility (if drawn) amortize in an amount equal to 1% per annum in equal quarterly installments, with the remaining amounts payable in full on the final maturity date, seven years and six months from the date of the closing of the Transactions. The principal amount outstanding of the loans under our senior secured revolving credit facility will be due and payable in full at maturity, six years from the date of closing of the Transactions.

Guarantees and Security

All obligations under our new senior secured credit facilities and certain hedging arrangements will be unconditionally guaranteed by Parent and, subject to certain exceptions, each of our existing and future direct and indirect wholly-owned domestic subsidiaries.

In addition, all obligations of our indirect, wholly-owned subsidiary Bausch & Lomb B.V. under our new senior secured credit facilities and under certain hedging arrangements will be unconditionally guaranteed by Parent, Bausch & Lomb, each of our wholly-owned domestic subsidiaries described above and, subject to certain exceptions, material restricted subsidiaries of Bausch & Lomb B.V.

All obligations described in the immediately preceding two paragraphs will also be guaranteed by a newly formed parent company of Bausch & Lomb B.V. (which parent company is a wholly-owned subsidiary of Bausch & Lomb).

All of our obligations under the new senior secured credit facilities and under certain hedging arrangements are secured, subject to permitted liens and other agreed upon exceptions, by substantially all of our assets and substantially all of the assets of Parent and each of the guarantors referred to above, including:

•                  a first-priority pledge of all of the equity interests of Bausch & Lomb and all of the equity interests held by Bausch & Lomb or by any such guarantor (which pledge, in the case of any foreign subsidiary, is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary), in each case excluding any interests in joint ventures to the extent such a pledge would violate the governing documents thereof; and

•                  a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of Bausch & Lomb, Parent and each guarantor.

All obligations of Bausch & Lomb B.V. and the guarantees of such obligations by certain of its material wholly-owned restricted subsidiaries are secured by substantially all assets owned by Bausch & Lomb B.V. or such material restricted subsidiaries, subject to mutually agreed exceptions.

The guarantee provided by Bausch & Lomb B.V.’s intermediate parent company is secured by a pledge of 65% of the voting stock of Bausch & Lomb B.V. held by Bausch & Lomb B.V.’s parent.

Certain Covenants and Events of Default

Our new senior secured credit facilities contain a number of covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of our restricted subsidiaries to:

•                  incur additional indebtedness;

•                  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or indebtedness;

•                  make investments, loans, advances and acquisitions;

•                  create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

•                  engage in transactions with our affiliates;

•                  sell assets, including capital stock of our subsidiaries;

•                  consolidate or merge;

•                  create liens; and

•                  enter into sale and lease-back transactions.

The credit agreement governing our new senior secured credit facilities requires us to comply with a maximum ratio of indebtedness (less cash and equivalents and amounts paid in connection with certain of our existing contingent liabilities) to Consolidated EBITDA (as defined in the credit agreement).

The credit agreement governing our new senior secured credit facilities also contains certain customary affirmative covenants and events of default.

2.  Senior Indenture and Senior Notes due 2015

General

On October  26, 2007, Merger Sub issued $650.0 million aggregate original principal amount of 9 7/8% senior notes under a Senior Indenture (the “Senior Indenture”) among Merger Sub, U.S. Bank National Association, as trustee, the Company and the subsidiary guarantors.  Immediately following the closing of the offering and as part of the Transactions, Bausch & Lomb, as the surviving corporation under the Merger, assumed all the obligations of Merger Sub under the Senior Indenture.  The senior notes will mature on November 1, 2015.

Interest on the senior notes is payable entirely in cash and accrues at the rate of 9 7/8% per annum.  Interest on the senior notes is payable semi-annually in arrears on each November 1 and May 1, commencing on May 1, 2008. The Company will make each interest payment to the holders of record (“Holders”) of the senior notes on the immediately preceding October 15 and April 15.

Guarantees

 Each of our existing and future wholly-owned domestic restricted subsidiaries will jointly, severally and unconditionally guarantee the notes on an unsecured senior basis to the extent such subsidiaries guarantee borrowings under our new senior secured credit facilities.

Ranking

The senior notes and the related guarantees will be our and the guarantors’ general unsecured senior indebtedness and will:

•                  rank equally in right of payment to all of our and the guarantors’ existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes and the related guarantees;

•                  rank senior in right of payment to any of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes and the related guarantees; and

•                  be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness (including borrowings under our new senior secured credit facilities) and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations.

                The senior notes and the related guarantees will also be effectively subordinated to all of the liabilities and obligations of each of our non-guarantor subsidiaries, some of which are providing guarantees of a portion of our new senior secured credit facilities.

Mandatory Redemption; Offer to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior notes.  However, under certain circumstances, the Company may be required to offer to purchase senior notes as described under “Repurchase at the Option of Holders” below.  The Company may at any time and from time to time purchase senior notes in the open market or otherwise.

Optional Redemption

Except as described below, the senior notes are not redeemable at the Company’s option prior to November 1, 2011.

At any time prior to November 1, 2011, the Company may redeem the senior notes, in whole or in part, upon notice (as described in the Senior Indenture) at a redemption price equal to 100.0% of the aggregate principal amount of the senior notes redeemed plus the Applicable Premium (as defined in the Senior Indenture) as of, plus accrued and unpaid interest, if any, to, the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2011, the Company may redeem the senior notes, in whole or in part, upon notice (as described in the Senior Indenture) at the redemption prices (expressed as percentages of principal amount of the senior notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on November 1 of each of the years indicated below:

Year	Percentage
2011	104.938%
2012	102.469%
2013 and thereafter	100.000%

In addition, until November 1, 2010, the Company may, at its option, redeem up to 35.0% of the aggregate principal amount of senior notes issued under the Senior Indenture at a redemption price equal to 109.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings (as defined in the Senior Indenture); provided that (1) at least 50.0% of the sum of the aggregate principal amount of senior notes originally issued under the Senior Indenture on the closing date and any Additional Senior Notes issued under the Indenture after the Closing date remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Repurchase at the Option of Holders upon Change of Control

Upon the occurrence of a change of control (as defined the Senior Indenture), each Holder of the senior notes has the right to require the Company to repurchase some or all of such Holder’s senior notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

Covenants

The Senior Indenture contains covenants that limit our ability and certain of our subsidiaries’ ability to:

• incur or guarantee additional indebtedness;

• incur liens;

• pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

• make investments;

• enter into sale and lease-back transactions;

• consolidate, merge, sell or otherwise dispose of certain assets; and

• enter into transactions with our affiliates.

However, these covenants, except those listed in the last two bullet points, will be suspended during any period of time that (1) the senior notes have Investment Grade Ratings (as defined in the Senior Indenture) and (2) no default has occurred and is continuing under the Senior Indenture.  In the event that the senior notes are downgraded to below an Investment Grade Rating, the Company and certain subsidiaries will again be subject to the suspended covenants with respect to future events.

Events of Default

The Senior Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior notes issued under the Senior Indenture to be due and payable immediately.

3.  Registration Rights Agreement

On October 26, 2007, we entered into a registration rights agreements with respect to the senior notes described above.  We and our subsidiary guarantors will use our reasonable best efforts to register with the Securities and Exchange Commission (the “SEC”) notes having substantially identical terms as the senior notes, as part of an offer to exchange freely tradable exchange notes for the senior notes.

We will use our reasonable best efforts to cause the exchange offer to be completed, or, if required, to have a shelf registration statement declared effective, within 366 days after the closing date.

If the SEC adopts an amendment to Rule 144 under the Securities Act of 1933 that permits non-affiliates to resell freely the senior notes without registration (after taking into account any hedging activity that may have occurred, if applicable under the amended rule) after a period of 366 days or less (without the need to satisfy any conditions (other than conditions that are administrative or that have been satisfied) not currently required to be satisfied under Rule 144(k)), and such amendment has become effective with respect to the senior notes as though such amended rule were in effect at the time of the closing date, then no exchange offer or shelf registration statement shall be required to be filed or be declared effective.

If we fail to meet the target for completion of the exchange offer referred to in the second preceding paragraph, the annual interest rates on the senior notes will increase by 0.25%. The annual interest rates on the senior notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the interest rate existing on the closing date. If we cure the registration default, the interest rates on the senior notes will revert to the original level.

Item 1.02  Termination of Material Definitive Agreement

Termination of Equity Incentive Plans

At the completion of the Merger, the Company’s equity incentive plans, including the 2003 Long-Term Incentive Plan, the 2001 Stock Incentive Plan for Non-Officers and the 1990 Stock Incentive Plan, were terminated.

Repayment of Loans

On October 26, 2007, we terminated all outstanding commitments under our five-year, $400,000,000 syndicated revolving credit facility, and our Dutch subsidiary repaid all outstanding amounts due under its $375,000,000 term loan.

Item 2.03  Creation of a Direct Financial Obligation

                The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.01  Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2007, pursuant to the terms of the Merger Agreement, Warburg Pincus completed the acquisition of Bausch & Lomb through the merger of Merger Sub with and into Bausch & Lomb.  As a result of the Merger, all of the issued and outstanding capital stock of Bausch & Lomb is currently owned directly, or indirectly through Parent, by Warburg Pincus and the Co-Investors.

In connection with the closing of the Merger, Bausch & Lomb notified the New York Stock Exchange (“NYSE”) on October 26, 2007 that each of its shares of common stock (“Common Shares”) was canceled and converted into the right to receive $65.00, without interest.  On October 26, 2007, the NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to delist and deregister the Common Shares.

Item 3.03  Material Modification to Rights of Security Holders

In the Merger, all Common Shares and shares of Bausch & Lomb’s Class B stock, other than any dissenting shares, shares held by Parent, Merger Sub, Bausch & Lomb or any of their respective subsidiaries and treasury shares, were cancelled and converted into the right to receive $65.00 per share, without interest and less any required withholding taxes.

Item 5.01  Changes in Control of Registrant.

On October 26, 2007, pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Bausch & Lomb, with Bausch & Lomb being the surviving corporation in the Merger.  In the Merger, all Common Shares and shares of Bausch & Lomb’s Class B stock, other than any dissenting shares, shares held by Parent, Merger Sub, Bausch & Lomb or any of their respective subsidiaries and treasury shares, were cancelled and converted into the right to receive $65.00 per share, without interest and less any required withholding taxes.  As a result of the Merger, Bausch & Lomb became a wholly-owned subsidiary of Parent, which is controlled by Warburg Pincus.  Parent financed the merger consideration through a combination of equity and debt financing.

Parent Shareholders Agreement

On October 26, 2007, Warburg Pincus and certain other shareholders of Parent entered into a shareholders agreement in respect of Parent (the “Parent Shareholders Agreement”).  The Parent Shareholders Agreement contains agreements among the parties with respect to the election of our directors and the directors of Parent, Bausch & Lomb’s parent company, and other corporate governance provisions (including the right to approve various corporate actions).

Registration Rights Agreement

On October 26, 2007, Warburg Pincus and certain other direct and indirect equity investors in Parent entered into a registration rights agreement with Parent and Bausch & Lomb (the “Registration Rights Agreement”).  The Registration Rights Agreement provides for registration rights with respect to the equity securities of Parent (or, in certain circumstances of Bausch & Lomb) in the event of a future registered public offering of such equity securities under the Securities Act of 1993 that meets specified criteria.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger, each of Alan M. Bennett, Catherine M. Burzik, Domenico De Sole, Paul A. Friedman, Jonathan S. Linen, Ruth R. McMullin, Linda Johnson Rice, William H. Waltrip, Barry W. Wilson and Kenneth L. Wolfe voluntarily resigned from the board of directors of Bausch & Lomb on October 26, 2007.

Following such resignations, three new directors were elected to Bausch & Lomb’s board of directors: Elizabeth Weatherman, a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., Sean D. Carney, a managing director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., and D. Scott Mackesy, a general partner of Welsh, Carson, Anderson & Stowe.  Ronald L. Zarrella remains a director of Bausch & Lomb.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, upon consummation of the Merger on October 26, 2007, the certificate of incorporation of Bausch & Lomb was amended to read as the articles of incorporation of Merger Sub (except that paragraph 1 thereof was amended to read “The name of the corporation is Bausch & Lomb Incorporated” and except that paragraph 4 thereof, setting forth the location of the Company’s principal business offices, was not amended).

On November 1, 2007, the certificate of incorporation of Bausch & Lomb, as so amended, was restated in its entirety. The Restated Certificate of Incorporation of Bausch & Lomb, as amended, is filed as Exhibit 3.1 hereto and incorporated by reference herein. Also, following consummation of the Merger, on October 26, 2007, the bylaws of Bausch & Lomb were amended and restated in their entirety to read as set forth in Exhibit 3.2 filed herewith, which exhibit is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Restated Certificate of Incorporation of Bausch & Lomb Incorporated, as amended.

3.2	Amended and Restated Bylaws of Bausch & Lomb Incorporated.

4.1	Senior Indenture dated as of October 26, 2007, among Merger Sub, the Company, the subsidiary guarantors and U.S. Bank National Association in its capacity as trustee.

4.2	Form of 9 7/8% Senior Notes due 2015 (included in Exhibit 4.1).

4.3	Registration Rights Agreement dated as of October 26, 2007, among Merger Sub, the subsidiary guarantors, the Company and the Initial Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

Date: November 1, 2007	By:	/s/ EFRAIN RIVERA
	Name:	Efrain Rivera
	Title:	Senior Vice President & Chief Financial Officer